                                                                   EXHIBIT 4.9.6



================================================================================






                              AMFM OPERATING INC.,

                                   as Obligor

                                       and

                   THE GUARANTORS LISTED IN SCHEDULE I HERETO

                                       and


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY,

                                   as Trustee

                   ------------------------------------------


                          SIXTH SUPPLEMENTAL INDENTURE

                            Dated as of June 2, 2000

                                       to

                                    Indenture

                          Dated as of December 19, 1996

                           Amended and Restated as of

                                October 28, 1997

                   ------------------------------------------


                                  $100,000,000

                   10 1/2% Senior Subordinated Notes due 2007


================================================================================

                          SIXTH SUPPLEMENTAL INDENTURE

         SIXTH SUPPLEMENTAL INDENTURE dated as of June 2, 2000 among AMFM OPERATING INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), the guarantors listed in
Schedule I hereto (the "Guarantors"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, a New York trust corporation, as trustee (the "Trustee");

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Amended and Restated Indenture dated as of December 19, 1996, amended and restated as of October 28, 1997, among Katz Media Corporation, as issuer, and the Trustee, as amended by the Second Supplemental Indenture dated as of October 28, 1997 among Chancellor Media Corporation of Los Angeles ("CMCLA," as successor in interest to Katz Media Corporation), the guarantors named therein and the Trustee, as further amended by the Third Supplemental Indenture dated as of August 23, 1999 among CMCLA, the guarantors named therein and the Trustee, as further amended by the Fourth Supplemental Indenture dated as of November 19, 1999 among the Company (as successor in interest to CMCLA), the guarantors named therein and the Trustee, and as further amended by the Fifth Supplemental Indenture dated as of January 18, 2000 among the Company, the guarantors named therein and the Trustee (collectively, the "Original Indenture") to provide for the issuance of its 10 1/2% Senior Subordinated Notes due 2007 (the "Notes"); and

         WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes (other than as provided in Section 9.02 of the Original Indenture); and

         WHEREAS, the Company desires to amend and delete certain provisions of the Original Indenture; and

         WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Original Indenture, as further supplemented by this Sixth Supplemental Indenture, has been duly taken; and

         WHEREAS, the Company has solicited the consent of the Holders of the Notes to certain amendments to the Original Indenture (the "Amendments") pursuant to that certain Consent Solicitation Statement dated April 27, 2000; and

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and

         WHEREAS, the Company desires and has requested the Trustee and the Guarantors to join in the execution and delivery of this Sixth Supplemental Indenture for the purpose of amending the Original Indenture;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Company, the Trustee and the Guarantors:

                                   DEFINITION

         Section 1.1 Definition. When used herein, "Tender Offer Completion Event" shall mean such time as each of the following events shall have occurred:
(i) the Company shall have completed a tender offer in accordance with the terms and conditions set forth in the Company's Letter to Noteholders dated April 28, 2000, (ii) each holder of Notes that has tendered its Notes pursuant to the tender offer shall have received payment for any Notes purchased pursuant to the tender offer and (iii) the Company shall provide written notice of the events described in (i) and (ii) to the Trustee.

                                   ARTICLE TWO
                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 2.1 Deleted Definitions. Upon the occurrence of the Tender Offer Completion Event,

         (a) Section 1.01 of the Original Indenture shall be amended by deleting the following definitions in their entirety:

                  "Acquired Indebtedness"
                  "Acquired Preferred Stock"
                  "Asset Acquisition"
                  "Asset Sale"
                  "Asset Swap"
                  "Capital Lease Obligation"
                  "Capital Stock"
                  "Chancellor Broadcasting"
                  "Change of Control"
                  "Consolidated EBITDA"
                  "Consolidated Interest Expense"
                  "Consolidated Net Income"
                  "Consolidated Non-Cash Charges"
                  "Continuing Director"
                  "Contract Buy Out"
                  "DLJ"
                  "DLJMB"
                  "Eligible Institution"
                  "Existing Indebtedness"
                  "Financial Monitoring and Oversight Agreements"
                  "GAAP"
                  "Hedging Obligations"

                  "Hicks Muse"
                  "Initial Purchaser"
                  "Interim Credit Facility"
                  "Investments"
                  "Katz Notes"
                  "KCC Merger"
                  "KMG"
                  "KMSI"
                  "Leverage Ratio"
                  "Media Representation Venture"
                  "Moody's"
                  "NCC"
                  "Net Proceeds"
                  "Non-Cash Rent Expense"
                  "Non-Recourse Debt"
                  "Offering"
                  "Offering Memorandum"'
                  "Permitted Indebtedness"
                  "Permitted Investments"
                  "Permitted Liens"
                  "Productive Assets"
                  "pro forma"
                  "Qualified Capital Stock"
                  "Radio Broadcasting"
                  "Refinancing Indebtedness"
                  "Restricted Investment"
                  "Restricted Payment"
                  "SFAS No. 13"
                  "S&P"
                  "Significant Subsidiary"
                  "Tax Sharing Agreement"
                  "Tender Offer"
                  "Unrestricted Subsidiary"
                  "U.S. Government Obligations"
                  "U.S. Legal Tender"
                  "U.S. Person"
                  "Weighted Average Life to Maturity"
                  "Wholly Owned Subsidiary"

         (b) Section 1.02 of the Original Indenture shall be amended by deleting the following definitions in their entirety:

                  "Affiliate Transaction"
                  "Asset Sale Payment"
                  "Change of Control Payment"

                  "Change of Control Offer"
                  "Incur"
                  "Net Proceeds Offer"
                  "Payment Date"
                  "Purchase Date"
                  "Restricted Payments"

         (c) The following definitions in Section 1.01 of the Original Indenture shall be amended and restated in their entirety as follows:

                           "Company" means AMFM Operating Inc. until a successor
                  replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any on the Notes.

                           "Guarantor" means each of the Persons named as a
                  Guarantor in Schedule I to this Sixth Supplemental Indenture and their respective successors and assigns.

         Section 2.2 Deleted Sections. Upon the occurrence of the Tender Offer Completion Event, the following Sections of the Original Indenture shall be deleted in their entirety: 3.08, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09,
4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 11.01, 11.02, 11.03, 11.04,
11.05, 11.06, 11.07 and 11.08.

         Section 2.3 Certain Modifications. Upon the occurrence to the Tender Offer Completion Event, the text of each of the following Sections or subsections of the Original Indenture shall be modified as follows:

         (a) Section 2.06(i)(ii) shall be amended by deleting the clause ",4.13, 4.14" in its entirety.

         (b) Section 3.01 shall be amended to delete the second paragraph thereof in its entirety.

         (c) The first paragraph of Section 4.01 shall be amended and restated in its entirety as follows:

                           "The Company shall pay the principal of, and premium,
                  if any, and accrued and unpaid interest on and Liquidated Damages, if any, with respect to the Notes on the dates and in the manner provided in the Notes. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries or any Affiliates thereof), the Global Note Holder or each Holder that has specified an account, holds, as of 12:00 noon New York City time, money the Company deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest on, and

                  Liquidated Damages, if any, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if the Company mails a check for such amounts on such date. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, paid on the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than 3 Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages."

         (d) Section 5.01 shall be amended and restated in its entirety to read as follows:

                  "SECTION 5.01.    MERGER, CONSOLIDATION OR SALE OF ASSETS.

                           The Company shall not consolidate or merge with or
                  into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee."

         (e) Section 6.01 shall be amended and restated in its entirety to read as follows:

                  "SECTION 6.01.    EVENTS OF DEFAULT.

                  (a)      An Event of Default is:

                           (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes whether or not prohibited by Article 10 hereof;

                           (ii) default in payment when due of principal or premium, if any, on the

                                    Notes at maturity, upon redemption or
                                    otherwise whether or not prohibited by
                                    Article 10 hereof;

                           (iii)    [intentionally left blank];

                           (iv)     [intentionally left blank];

                           (v)      [intentionally left blank];

                           (vi)     [intentionally left blank];

                           (vii)    [intentionally left blank];

                           (viii)   in existence when the Company:

                                    (A)      commences a voluntary case,

                                    (B)      consents to the entry of an order
                                             for relief against it in an
                                             involuntary case,

                                    (C)      consents to the appointment of a
                                             Custodian of it or for all or
                                             substantially all of its property,
                                             or

                                    (D)      makes a general assignment for the
                                             benefit of its creditors, and

                           (ix) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company,

                                    (B)      appoints a Custodian of the
                                             Company, or

                                    (C)      orders the liquidation of the
                                             Company,

                           and any such order or decree remains unstayed and in effect for 60 days.

                           The term "Custodian" means any receiver, trustee,
                  assignee, liquidator or similar official under any Bankruptcy Law."

         (f) Section 6.02 shall be amended and restated in its entirety to read as follows:

                  "SECTION 6.02.    ACCELERATION.

                           If any Event of Default occurs and is continuing (other than an Event of

                  Default under Section 6.01(a)(viii) or (ix) hereof), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(viii) or (ix) hereof, all outstanding Notes will become due and payable without further action or notice."

         (g) Section 8.01 shall be amended and restated in its entirety to read as follows:

                  "SECTION 8.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR
                                    COVENANT DEFEASANCE.

                           The Company may, at the option of its Board of
                  Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or
                  8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8."

         (h) Section 8.02 shall be amended and restated in its entirety to read as follows:

                  "SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

                           Upon the Company's exercise under Section 8.01 hereof
                  of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and
                  (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date, as the case may be, from the trust referred to in Section 8.04(a); (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.12 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07, 8.05 and 8.07 hereunder and the Company's obligations in connection therewith; (d) the Company's rights to redeem Notes under
                  Section 3.07 hereof; and (e) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof."

         (i) Section 8.03 shall be amended and restated in its entirety to read as follows:

                  "SECTION 8.03.    COVENANT DEFEASANCE

                           Upon the Company's exercise under Section 8.01 hereof
                  of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
                  Section 8.04 hereof, Sections 6.01(a)(i) through 6.01(a)(vii) hereof shall not constitute Events of Default."

         (j) The first sentence of Section 8.04 shall be amended and restated in its entirety to read as follows:

                           "The following shall be the conditions to the
                  application of either Section 8.02 or 8.03 hereof to the outstanding Notes:"

         (k) The first paragraph of Section 9.01 shall be amended and restated in its entirety to read as follows:

                           "Notwithstanding Section 9.02 hereof, the Company and
                  the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a successor corporation of the Company's Obligations to the Holders in the event of a disposition pursuant to Article 5;
                  (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to make any change that does not materially adversely affect any Holder's legal rights under this Indenture; (f) to evidence and provide for a successor Trustee; (g) to add additional covenants or Events of Default; or (h) to secure the Notes."

         (l) Section 9.02 shall be amended and restated in its entirety to read as follows:

                  "SECTION 9.02.    AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT
                                    OF HOLDERS.

                           Subject to Section 6.07 hereof and Section 10.13, the
                  Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

                           Upon the Company's request and after receipt by the
                  Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

                           It shall not be necessary for the consent of the
                  Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes in a manner adverse to Holders, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,
                  (vii) waive a redemption payment with respect to any Note or
                  (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of
                  Article 10 hereof will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of Notes."

         (m) Section 10.01 shall be amended and restated in its entirety to read as follows:

                  "SECTION 10.01. AGREEMENT TO SUBORDINATE.

                           The Company agrees, and each Holder by accepting a
                  Note agrees, that the payment of principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Marketable Securities of all Senior Debt, whether outstanding on the date hereof or thereafter incurred."

         (n) The second paragraph of Section 10.09 shall be amended and restated in its entirety to read as follows:

                           "Without in any way limiting the generality of the
                  foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; provided, however, that any such alteration shall not increase the amount of Senior Debt outstanding in a manner prohibited by this Indenture; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and
                  (d) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in Article 6 or to pursue any rights or remedies against the parties to the Indenture under the Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article."

         (o) Section 12.08 shall be amended and restated in its entirety to read as follows:

                  "SECTION 12.08. NO RECOURSE AGAINST OTHERS.

                           No officer, employee, director, incorporator or
                  stockholder of the Company shall have any liability for any Obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes."

         Section 2.4 Guarantees. The Guarantors are hereby released from any and all obligations they have or may have with respect to any Guarantee contemplated by the Indenture as the Indenture existed before giving effect to the amendments herein.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         Section 3.1 Execution as Supplemental Indenture. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Sixth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         Section 3.2 Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

         Section 3.3 Provisions Binding on Company's Successors. All of the covenants, stipulations, promises and agreements made in this Sixth Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind their respective successors and assigns whether so expressed or not.

         Section 3.4 Governing Law. This Sixth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

         Section 3.5 Execution and Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 3.6 Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Sixth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         Section 3.7 Trust Indenture Act to Control. If and to the extent that any provision of this Sixth Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Original Indenture or in this Sixth Supplemental Indenture which is required to be included in or is or is deemed to be applicable to this Sixth Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required or other applicable provision shall control.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                              AMFM OPERATING INC.
                              as Obligor



                              By:      /s/ W. Schuyler Hansen
                                  ---------------------------
                                       W. Schuyler Hansen
                                       Senior Vice President and
                                       Chief Accounting Officer


Attest:    /s/
        ----------------------


                              ON BEHALF OF EACH OF THE GUARANTORS LISTED ON
                              SCHEDULE I HERETO



                              By:       /s/ Kathy Archer
                                  ---------------------------
                                       Kathy Archer
                                       Senior Vice President


Attest:   /s/
        ----------------------


                              AMERICAN STOCK TRANSFER & TRUST
                              COMPANY, as Trustee



                              By:       /s/
                                  ---------------------------
                                       Name:
                                       Title:


Attest:    /s/
        ----------------------

                                   SCHEDULE I

         AMFM OPERATING INC. 10 1/2% SENIOR SUBORDINATED NOTES DUE 2007



                                                                                STATE OF
                           GUARANTORS                                         ORGANIZATION
                           ----------                                         ------------
Amcast Radio Sales, Inc.                                                        Delaware
AMFM Air Services, inc.                                                         Delaware
AMFM Broadcasting, Inc.                                                         Delaware
AMFM Houston, Inc.                                                              Delaware
AMFM LA, LLC                                                                    Delaware
AMFM Massachusetts, Inc.                                                        Delaware
AMFM Michigan, Inc.                                                             Delaware
AMFM New York, Inc.                                                             Delaware
AMFM Ohio, Inc.                                                                 Delaware
AMFM Pennsylvania, Inc.                                                         Delaware
AMFM Radio Group, Inc.                                                          Delaware
AMFM Radio Licenses, LLC                                                        Delaware
AMFM/Riverside Broadcasting, Inc.                                               Delaware
AMFM San Diego, Inc.                                                            Delaware
AMFM Shamrock Texas, Inc.                                                         Texas
AMFM Systems, Inc.                                                              Delaware
AMFM Texas, LLC                                                                 Delaware
AMFM Texas Broadcasting, LP                                                     Delaware
AMFM Texas Licenses, LP                                                         Delaware
AMFM Washington DC, Inc.                                                        Delaware
AMFM/WAXQ, Inc.                                                                 Delaware
Broadcast Architecture, Inc.                                                  Massachusetts
Capstar Acquisition Company, Inc.                                               Delaware
Capstar Radio Operating Company                                                 Delaware
Capstar TX Limited Partnership                                                  Delaware
Chancellor Marketing Group, Inc.                                                Virginia
Christal Radio Sales, Inc.                                                      Delaware
Cleveland Radio Licenses, LLC                                                   Delaware
Eastman Radio Sales, Inc.                                                       Delaware
Jamboree in the Hills, Inc.                                                     Delaware
Katz Cable Corporation                                                          Delaware
Katz Communications, Inc.                                                       Delaware
Katz Media Corporation                                                          Delaware
Katz Millennium Marketing, Inc.                                                 Delaware
Katz Millennium Sales & Marketing, Inc.                                         Delaware
Osborn Entertainment Enterprises Corporation                                    Delaware
Radio 100, LLC                                                                  Delaware

                                                                                STATE OF
                           GUARANTORS                                         ORGANIZATION
                           ----------                                         ------------
The AMFM Radio Networks, Inc.                                                   Delaware
The National Payroll Company, Inc.                                              Delaware
WAXQ License Corp.                                                              Delaware
WLTW License Corp.                                                              Delaware
WPYX, Inc.                                                                      New York
Zebra Broadcasting Corporation                                                    Ohio